Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2023 Fourth-Quarter and Full-Year Financial Results

ARCHBOLD, OHIO, February 13, 2024, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2023 fourth quarter and twelve months ended December 31, 2023.

2023 Fourth Quarter Financial and Operating Highlights (on a year-over-year basis unless noted):

•
83 consecutive quarters of profitability
•
Net income was $5.5 million, or $0.41 per basic and diluted share
•
Asset quality remains strong as nonperforming loans were 0.87% of total loans
•
Net charge-offs to average loans were 0.03%
•
Allowance for credit losses was 111.95% of nonperforming loans
•
Tier 1 leverage ratio was 8.20%
•
Opened first bank office in Michigan and new regional headquarters in Fort Wayne, Indiana
•
Added Ian D. Boyce to the Board of Directors of both the Company and the Bank
•
Realigned organizational structure to support future growth and drive profitability
•
Dividend raised 4.8% year-over-year, representing the 29th consecutive annual increase in the Company’s regular dividend payment since 1994

2023 Full-Year Financial Highlights Include (on a year-over-year basis unless noted):

•
Total loans were a record of $2.58 billion and increased 9.5% from $2.36 billion at December 31, 2022
•
Total assets increased 8.9% to a record $3.28 billion
•
Deposits increased to 5.6% to a record $2.61 billion
•
Stockholders’ equity increased 6.2% to a record $316.5 million
•
Net interest income after provision for credit losses decreased 3.1% to $79.7 million
•
Net income was $22.8 million, or $1.67 per basic and diluted share
•
Return on average tangible equity was 12.17%
•
Opened a total of four new bank offices including new offices in Ohio, Indiana and Michigan
•
Successfully launched new forward-looking logo and brand-name
•
Provided a record $802,000 of charitable donations to support organizations throughout Ohio and Indiana

Lars B. Eller, President and Chief Executive Officer, stated, “I am extremely proud of how F&M’s team responded to the challenging operating environment in 2023 as unprecedented rate increases caused significant competition for deposits and elevated our costs of funds. While these trends impacted earnings growth in 2023, we ended the year with record total assets, loans, net, and total deposits, as well as stockholders’ equity. Our ability to grow our balance sheet throughout the year is a testament to the value we provide to our Ohio, Indiana and Michigan communities and the successful execution of our growth-oriented strategic plan.”

Mr. Eller continued, “As we successfully navigated the challenging macro-landscape in 2023, we simultaneously invested in our business to make sure we had the right platform in place to support F&M’s current and future needs. As a result, throughout 2023 we made calculated investments to expand our office network, enhance our products, add new IT capabilities, refine our corporate organization, and redesign our brand strategy. Highlights include adding offices in new markets including Oxford, OH and Birmingham MI, as well as expanding our local presence by adding a new office in Fort Wayne and a new regional office in downtown Toledo. In addition, our brand refresh to F&M has helped differentiate the Bank in our non-legacy markets, while doubling down on the strength of the F&M brand in our existing markets. During 2023, we also made several organizational changes to our leadership structure and added new back-office capabilities that we believe can support a bank with $4 billion in assets.”

Income Statement

Net income for the 2023 fourth quarter ended December 31, 2023, was $5.5 million, compared to $7.2 million for the same period last year. Net income per basic and diluted share for the 2023 fourth quarter was $0.41, compared to $0.53 for the same period last year. Net income for the 2023 twelve months ended December 31, 2023, was $22.8 million, compared to $32.5 million for the same period last year. Net income per basic and diluted share for the 2023 twelve months was $1.67, compared to $2.46 for the same period last year.

“Throughout 2023, the rapid rise in the Federal Funds Rate impacted our cost of funds and increased the competition for deposits. As a result, our cost of interest-bearing liabilities increased to 2.53% for the year ended December 31, 2023, from 0.74% last year. Our loan portfolio has also lagged in capturing sufficient yield to match the higher cost of funds mainly due to the timing to reprice our commercial real estate adjustable-rate mortgages. Approximately 25% of our loan portfolio will be subject to repricing in 2024. A challenging rate environment impacted overall profitability, as net interest income declined year-over-year by 10.7% for the fourth quarter, and by 3.1% for the full year. We are optimistic that the Federal Funds Rate has peaked and with a more stable rate environment expected in 2024, we believe we are well positioned for improved profitability this year,” continued Mr. Eller.

Deposits

At December 31, 2023, total deposits were $2.61 billion, an increase of 5.6% from December 31, 2022. The Company’s cost of interest-bearing liabilities was 3.02% for the quarter ended December 31, 2023, compared to 1.32% for the quarter ended December 31, 2022 and for the 2023 twelve months ended December 31, 2023 was 2.53% compared to 0.74% in the prior year.

Loan Portfolio and Asset Quality

Total loans, net at December 31, 2023, increased 9.5%, or by $224.8 million to $2.58 billion, compared to $2.36 billion at December 31, 2022. The year-over-year improvement resulted primarily from the contribution of continued organic loan growth.

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors. Nonperforming loans were $22.4 million, or 0.87% of total loans at December 31, 2023, compared to $4.7 million, or 0.20% at December 31, 2022, and $22.4 million, or 0.89% at September 30, 2023. The year-over-year increase in nonperforming loans was primarily due to two agricultural relationships, representing a combined balance of $19.4 million. F&M does not foresee a loss on either loan and expects to receive settlements during the 2024 first and second quarters.

F&M maintains a well-balanced, diverse and high performing CRE portfolio. CRE loans represented 51.8% of the Company’s total loan portfolio at December 31, 2023. In addition, F&M’s commercial real estate office credit exposure represented 5.3% of the Company's total loan portfolio at December 31, 2023, with a weighted average loan-to-value of approximately 63% and an average loan of $888,000.

F&M’s CRE portfolio included the following categories at December 31, 2023:

CRE Category	Dollar Balance	Percent of CRE Portfolio(*)	Percent of Total Loan Portfolio(*)

Industrial	$253,683	19.00%	9.80%
Multi-family	$232,776	17.40%	9.00%
Retail	$218,580	16.30%	8.50%
Office	$137,573	10.30%	5.30%
Hotels	$127,646	9.60%	4.90%
Gas Stations	$63,151	4.70%	2.40%
Food Service	$50,990	3.80%	2.00%
Senior Living	$32,290	2.40%	1.30%
Auto Dealers	$29,714	2.20%	1.20%
Development	$28,045	2.10%	1.10%
Other	$163,318	12.20%	6.30%
Total CRE	$1,337,766	100.00%	51.80%

* Numbers have been rounded

At December 31, 2023, the Company’s allowance for credit losses to nonperforming loans was 111.95%, compared to 273.67% at December 31, 2022. The allowance to total loans was 0.97% at December 31, 2023, compared to 0.86% at December 31, 2022. As a result of F&M’s recent acquisitions, the Company had an accretable yield adjustment of $4.0 million at December 31, 2023, which further enhances F&M’s allowance, compared to $6.4 million at December 31, 2022. Including the accretable yield adjustment, F&M’s allowance for credit losses to total loans was 1.13% at December 31, 2023, compared to 1.13% at December 31, 2022.

Mr. Eller concluded, “Looking to 2024 and beyond, we believe we are well positioned to support a larger and more profitable bank in the future as a result of the investments we made over the past 12 months. With strong asset quality and a more stable rate environment expected in 2024, we are focused on supporting customers across our Ohio, Indiana and Michigan communities and reaccelerating earnings growth.”

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 6.2% to $316.5 million at December 31, 2023, from $298.1 million at December 31, 2022. At December 31, 2023, the Company had a Tier 1 leverage ratio of 8.20%, compared to 8.39% at December 31, 2022.

Based on a regulatory basis, tangible stockholders’ equity increased to $253.8 million at December 31, 2023, compared to $240.7 million at December 31, 2022. On a per share basis, tangible stockholders’ equity at December 31, 2023, was $18.60 per share, compared to $17.69 per share at December 31, 2022.

For the twelve months ended December 31, 2023, the Company has declared cash dividends of $0.85 per share, which is a 4.6% increase over the same period last year. F&M is committed to returning capital to shareholders and has increased the annual cash dividend for 29 consecutive years. For the twelve months ended December 31, 2023, the dividend payout ratio was 50.65% compared to 33.06% for the same period last year.

About Farmers & Merchants State Bank:

Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) is the holding company of F&M Bank, a local independent community bank that has been serving its communities since 1897. F&M Bank provides commercial banking, retail banking and other financial services. Our locations are in Butler, Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Shelby, Williams, and Wood counties in Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben and Wells counties. The Michigan footprint includes Oakland County, and F&M has Loan Production Offices in West Bloomfield, Michigan; Muncie, Indiana; and Bryan, Ohio.

Safe Harbor Statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the

Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP financial measures is included within this press release.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Interest Income
Loans, including fees	$34,493	$33,783	$31,365	$29,703	$27,302	$129,344	$94,264
Debt securities:
U.S. Treasury and government agencies	987	1,005	1,030	1,068	1,118	4,090	4,225
Municipalities	397	392	401	408	420	1,598	1,415
Dividends	365	246	148	123	126	882	318
Federal funds sold	8	6	9	21	2	44	21
Other	2,020	927	424	479	524	3,850	906
Total interest income	38,270	36,359	33,377	31,802	29,492	139,808	101,149
Interest Expense
Deposits	15,015	13,323	10,434	8,151	4,978	46,923	9,883
Federal funds purchased and securities sold under agreement to repurchase	293	349	427	405	463	1,474	1,197
Borrowed funds	2,742	2,741	2,113	1,280	1,209	8,876	2,160
Subordinated notes	285	284	285	284	285	1,138	1,122
Total interest expense	18,335	16,697	13,259	10,120	6,935	58,411	14,362
Net Interest Income - Before Provision for Credit Losses*	19,935	19,662	20,118	21,682	22,557	81,397	86,787
Provision for Credit Losses - Loans*	278	460	143	817	755	1,698	4,600
Provision for Credit Losses - Off Balance Sheet Credit Exposures*	189	(76)	(129)	62	-	46	-
Net Interest Income After Provision for Credit Losses*	19,468	19,278	20,104	20,803	21,802	79,653	82,187
Noninterest Income
Customer service fees	2,576	2,208	2,361	2,447	2,862	9,592	9,958
Other service charges and fees	1,121	1,162	1,803	2,554	1,115	6,640	4,226
Net gain on sale of loans	230	294	108	67	165	699	1,353
Net loss on sale of available-for-sale securities	-	-	-	(891)	-	(891)	-
Total noninterest income	3,927	3,664	4,272	4,177	4,142	16,040	15,537

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME (continued)

(Unaudited) (in thousands of dollars, except per share data)

Noninterest Expense
Salaries and wages	6,981	6,777	6,500	6,657	6,353	26,915	22,700
Employee benefits	1,218	2,066	2,071	2,165	1,911	7,520	6,903
Net occupancy expense	1,187	950	840	856	753	3,833	2,566
Furniture and equipment	1,370	1,189	1,211	1,252	1,096	5,022	4,207
Data processing	785	840	796	726	1,917	3,147	3,956
Franchise taxes	308	434	379	366	(45)	1,487	1,384
ATM expense	665	640	683	623	561	2,611	2,217
Advertising	397	865	830	514	531	2,606	1,646
Net (gain) loss on sale of other assets owned	86	49	-	-	12	135	(259)
FDIC assessment	594	586	496	306	250	1,982	905
Servicing rights amortization - net	182	106	164	159	110	611	145
Consulting fees	192	179	231	230	637	832	1,302
Other general and administrative	2,555	2,363	2,643	3,077	2,964	10,638	9,577
Total noninterest expense	16,520	17,044	16,844	16,931	17,050	67,339	57,249
Income Before Income Taxes	6,875	5,898	7,532	8,049	8,894	28,354	40,475
Income Taxes	1,332	1,121	1,531	1,583	1,706	5,567	7,960
Net Income	5,543	4,777	6,001	6,466	7,188	22,787	32,515
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available-for-sale securities	13,261	(4,514)	(5,996)	8,030	(628)	10,781	(44,366)
Reclassification adjustment for realized loss on sale of available-for-sale securities	-	-	-	891	-	891	-
Net unrealized gain (loss) on available-for-sale for-sale securities	13,261	(4,514)	(5,996)	8,921	(628)	11,672	(44,366)
Tax expense (benefit)	2,784	(947)	(1,260)	1,874	(132)	2,451	(9,317)
Other comprehensive income (loss)	10,477	(3,567)	(4,736)	7,047	(496)	9,221	(35,049)
Comprehensive Income (Loss)	$16,020	$1,210	$1,265	$13,513	$6,692	$32,008	$(2,534)
Basic Earnings Per Share	$0.41	$0.35	$0.44	$0.47	$0.53	$1.67	$2.46
Diluted Earnings Per Share	$0.41	$0.35	$0.44	$0.47	$0.53	$1.67	$2.46
Dividends Declared	$0.2200	$0.2100	$0.2100	$0.2100	$0.2100	$0.8500	$0.8125

*ASU 2016-13 adopted during the first quarter of 2023; therefore, prior period's provision amount reflects the incurred loss method.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$140,917	$151,711	$69,760	$62,780	$83,085
Federal funds sold	1,284	1,471	1,433	1,545	1,324
Total cash and cash equivalents	142,201	153,182	71,193	64,325	84,409

Interest-bearing time deposits	2,740	2,989	3,485	4,435	4,442
Securities - available-for-sale	358,478	348,255	363,225	372,975	390,789
Other securities, at cost	17,138	16,995	17,535	11,543	9,799
Loans held for sale	1,576	1,039	1,459	951	827
Loans, net	2,556,167	2,504,329	2,490,883	2,422,018	2,336,074
Premises and equipment	35,790	31,723	30,398	28,679	28,381
Construction in progress	8	3,044	2,290	1,565	278
Goodwill	86,358	86,358	86,358	86,358	86,358
Loan servicing rights	5,648	5,687	5,635	4,985	3,549
Bank owned life insurance	33,907	33,691	33,470	33,269	33,073
Other assets	43,218	47,388	41,512	38,972	37,372
Total Assets	$3,283,229	$3,234,680	$3,147,443	$3,070,075	$3,015,351

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$528,465	$505,358	$488,678	$520,145	$532,794
Interest-bearing
NOW accounts	816,790	778,133	770,113	800,230	750,887
Savings	599,191	591,344	581,192	590,854	627,203
Time	663,017	700,445	628,757	601,939	557,980
Total deposits	2,607,463	2,575,280	2,468,740	2,513,168	2,468,864

Federal funds purchased and securities sold under agreements to repurchase	28,218	30,527	51,567	30,496	54,206
Federal Home Loan Bank (FHLB) advances	265,750	266,286	266,818	164,327	127,485
Other borrowings	-	-	-	-	10,000
Subordinated notes, net of unamortized issuance costs	34,702	34,673	34,644	34,615	34,586
Dividend payable	2,974	2,838	2,834	2,831	2,832
Accrued expenses and other liabilities	27,579	21,892	18,177	18,881	19,238
Total liabilities	2,966,686	2,931,496	2,842,780	2,764,318	2,717,211

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 14,564,425 shares 12/31/23 and 12/31/22	135,515	135,171	135,647	135,241	135,497
Treasury stock - 899,784 shares 12/31/23 and 956,003 shares 12/31/22	(11,040)	(11,008)	(11,298)	(11,310)	(11,573)
Retained earnings	221,080	218,510	216,236	213,012	212,449
Accumulated other comprehensive loss	(29,012)	(39,489)	(35,922)	(31,186)	(38,233)
Total stockholders' equity	316,543	303,184	304,663	305,757	298,140
Total Liabilities and Stockholders' Equity	$3,283,229	$3,234,680	$3,147,443	$3,070,075	$3,015,351

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Twelve Months Ended
Selected financial data	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Return on average assets	0.67%	0.59%	0.77%	0.84%	0.96%	0.71%	1.17%
Return on average equity	7.27%	6.26%	7.84%	8.59%	10.00%	7.46%	11.30%
Yield on earning assets	4.93%	4.79%	4.53%	4.41%	4.18%	4.67%	3.87%
Cost of interest bearing liabilities	3.02%	2.82%	2.35%	1.85%	1.32%	2.53%	0.74%
Net interest spread	1.91%	1.97%	2.18%	2.56%	2.86%	2.14%	3.13%
Net interest margin	2.57%	2.59%	2.73%	3.01%	3.20%	2.72%	3.32%
Efficiency	69.23%	73.07%	69.06%	63.53%	50.46%	68.48%	55.95%
Dividend payout ratio	54.23%	60.07%	47.22%	43.79%	39.39%	50.65%	33.06%
Tangible book value per share (1)	18.60	$18.36	$18.21	$17.92	17.69
Tier 1 leverage ratio	8.20%	8.02%	9.85%	8.36%	8.39%
Average shares outstanding	13,665,773	13,650,823	13,632,440	13,615,655	13,606,876	13,641,336	13,206,713

(1) Tangible Equity = Stockholder Equity less goodwill, other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities) plus CECL adjustment

Loans	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
(Dollar amounts in thousands)
Commercial real estate	$1,337,766	$1,304,118	$1,280,902	$1,225,315	$1,152,603
Agricultural real estate	223,791	225,672	230,837	227,897	220,819
Consumer real estate	521,895	512,973	506,866	502,974	494,423
Commercial and industrial	254,935	250,891	253,444	241,598	242,360
Agricultural	132,560	123,735	128,344	131,467	128,733
Consumer	79,591	83,024	88,312	89,588	89,147
Other	30,136	31,083	28,996	29,316	29,818
Less: Net deferred loan fees costs andd other (2)	517	(1,890)	(1,908)	(1,503)	(1,516)
Total loans, net	$2,581,191	$2,529,606	$2,515,793	$2,446,652	$2,356,387

(2) Includes carrying value adjustments of $2.7 million as of December 31, 2023 related to interest rate swaps associated with fixed rate loans

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA (continued)

Asset quality data	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
(Dollar amounts in thousands)
Nonaccrual loans	$22,353	$22,447	$6,295	$7,717	$4,689
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$22,353	$22,447	$6,295	$7,717	$4,689
Other real estate owned	$-	$-	$-	$-	$-
Nonperforming assets	$22,353	$22,447	$6,295	$7,717	$4,689

Allowance for credit losses (3)	$25,024	$25,277	$24,910	$24,507	$20,313
Accretable yield adjustment	4,018	4,565	5,209	5,754	6,427
Adjusted credit losses with accretable yield included (3)	$29,042	$29,842	$30,119	$30,261	$26,740
Allowance for credit losses/ total loans (3)	0.97%	1.00%	0.99%	1.00%	0.86%
Adjusted credit losses with accretable yield/total loans (3)	1.13%	1.18%	1.20%	1.24%	1.13%
Net charge-offs:
Quarter-to-date	$893	$93	$(133)	$60	$431
Year-to-date	$990	$97	$(73)	$60	$529
Net charge-offs to average loans
Quarter-to-date	0.03%	0.00%	-0.01%	0.00%	0.02%
Year-to-date	0.04%	0.00%	0.00%	0.00%	0.03%
Nonperforming loans/total loans	0.87%	0.89%	0.25%	0.32%	0.20%
Allowance for credit losses/ nonperforming loans (3)	111.95%	112.61%	395.71%	319.22%	273.67%
NPA coverage ratio	129.92%	132.94%	478.46%	392.13%	570.27%

(3) ASU 2016-13 adopted during the first quarter of 2023; therefore, prior period's provision amount reflects the incurred loss method.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	December 31, 2023			December 31, 2022
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$2,553,023	$34,493	5.41%	$2,301,204	$27,302	4.75%
Taxable investment securities	386,931	1,660	1.72%	422,247	1,556	1.47%
Tax-exempt investment securities	24,145	89	1.87%	28,522	108	1.92%
Fed funds sold & other	142,642	2,028	5.69%	74,876	526	2.81%
Total Interest Earning Assets	3,106,741	$38,270	4.93%	2,826,849	$29,492	4.18%

Nonearning Assets	189,202			173,048

Total Assets	$3,295,943			$2,999,897

Interest Bearing Liabilities:
Savings deposits	$1,392,304	$8,570	2.46%	$1,394,663	$3,427	0.98%
Other time deposits	701,347	6,445	3.68%	485,461	1,551	1.28%
Other borrowed money	265,948	2,742	4.12%	135,013	1,209	3.58%
Fed funds purchased & securities
sold under agreement to repurchase	28,739	293	4.08%	53,506	463	3.46%
Subordinated notes	34,683	285	3.29%	34,567	285	3.30%
Total Interest Bearing Liabilities	$2,423,021	$18,335	3.02%	$2,103,210	$6,935	1.32%

Noninterest Bearing Liabilities	567,813			609,253

Stockholders' Equity	$305,109			$287,434

Net Interest Income and Interest Rate Spread		$19,935	1.91%		$22,557	2.86%

Net Interest Margin			2.57%			3.20%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Twelve Months Ended			For the Twelve Months Ended
	December 31, 2023			December 31, 2022
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$2,491,502	$129,344	5.19%	$2,073,737	$94,264	4.55%
Taxable investment securities	394,424	6,204	1.57%	424,229	5,621	1.32%
Tax-exempt investment securities	24,686	366	1.88%	23,472	337	1.82%
Fed funds sold & other	85,018	3,894	4.58%	95,301	927	0.97%
Total Interest Earning Assets	2,995,630	$139,808	4.67%	2,616,739	$101,149	3.87%

Nonearning Assets	197,726			158,361

Total Assets	$3,193,356			$2,775,100

Interest Bearing Liabilities:
Savings deposits	$1,376,318	$27,424	1.99%	$1,335,271	$6,378	0.48%
Other time deposits	640,390	19,499	3.04%	451,013	3,505	0.78%
Other borrowed money	220,175	8,876	4.03%	74,379	2,160	2.90%
Fed funds purchased & securities
sold under agreement to repurchase	35,421	1,474	4.16%	45,314	1,197	2.64%
Subordinated notes	34,640	1,138	3.29%	34,524	1,122	3.25%
Total Interest Bearing Liabilities	$2,306,944	$58,411	2.53%	$1,940,501	$14,362	0.74%

Noninterest Bearing Liabilities	580,931			546,731

Stockholders' Equity	$305,481			$287,868

Net Interest Income and Interest Rate Spread		$81,397	2.14%		$86,787	3.13%

Net Interest Margin			2.72%			3.32%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Three Months Ended						For the Three Months Ended
	December 31, 2023						December 31, 2022
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$34,493	5.41%	$33,769	5.29%	$724	0.12%	$27,302	4.75%	$26,628	4.63%	$674	0.12%
Taxable investment securities	1,660	1.72%	1,660	1.72%	-	0.00%	1,556	1.47%	1,556	1.47%	-	0.00%
Tax-exempt investment securities	89	1.87%	89	1.87%	-	0.00%	108	1.92%	108	1.92%	-	0.00%
Fed funds sold & other	2,028	5.69%	2,028	5.69%	-	0.00%	526	2.81%	526	2.81%	-	0.00%
Total Interest Earning Assets	38,270	4.93%	37,546	4.84%	724	0.09%	29,492	4.18%	28,818	4.08%	674	0.10%

Interest Bearing Liabilities:
Savings deposits	$8,570	2.46%	$8,570	2.46%	$-	0.00%	$3,427	0.98%	$3,427	0.98%	$-	0.00%
Other time deposits	6,445	3.68%	6,381	3.64%	64	0.04%	1,551	1.28%	2,010	1.66%	(459)	-0.38%
Other borrowed money	2,742	4.12%	2,760	4.15%	(18)	-0.03%	1,209	3.58%	1,227	3.64%	(18)	-0.06%
Fed funds purchased and securities
sold under agreement to repurchase	293	4.08%	293	4.08%	-	0.00%	463	3.46%	463	3.46%	-	0.00%
Subordinated notes	285	3.29%	285	3.29%	-	0.00%	285	3.30%	285	3.30%	-	0.00%
Total Interest Bearing Liabilities	18,335	3.02%	18,289	3.02%	46	0.00%	6,935	1.32%	7,412	1.41%	(477)	-0.09%

Interest/Dividend income/yield	38,270	4.93%	37,546	4.84%	724	0.09%	29,492	4.18%	28,818	4.08%	674	0.10%
Interest Expense / yield	18,335	3.02%	18,289	3.02%	46	0.00%	6,935	1.32%	7,412	1.41%	(477)	-0.09%
Net Interest Spread	19,935	1.91%	19,257	1.82%	678	0.09%	22,557	2.86%	21,406	2.67%	1,151	0.19%
Net Interest Margin		2.57%		2.48%		0.09%		3.20%		3.03%		0.17%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Twelve Months Ended						For the Twelve Months Ended
	December 31, 2023						December 31, 2022
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$129,344	5.19%	$126,133	5.06%	$3,211	0.13%	$94,264	4.55%	$92,132	4.45%	$2,132	0.10%
Taxable investment securities	6,204	1.57%	6,204	1.57%	-	0.00%	5,621	1.32%	5,621	1.32%	-	0.00%
Tax-exempt investment securities	366	1.88%	366	1.88%	-	0.00%	337	1.82%	337	1.82%	-	0.00%
Fed funds sold & other	3,894	4.58%	3,894	4.58%	-	0.00%	927	0.97%	927	0.97%	-	0.00%
Total Interest Earning Assets	139,808	4.67%	136,597	4.57%	3,211	0.10%	101,149	3.87%	99,017	3.79%	2,132	0.08%

Interest Bearing Liabilities:
Savings deposits	$27,424	1.99%	$27,424	1.99%	$-	0.00%	$6,378	0.48%	$6,378	0.48%	$-	0.00%
Other time deposits	19,499	3.04%	19,839	3.10%	(340)	-0.06%	3,505	0.78%	5,822	1.29%	(2,317)	-0.51%
Other borrowed money	8,876	4.03%	8,947	4.06%	(71)	-0.03%	2,160	2.90%	2,241	3.01%	(81)	-0.11%
Fed funds purchased and securities
sold under agreement to repurchase	1,474	4.16%	1,474	4.16%	-	0.00%	1,197	2.64%	1,197	2.64%	-	0.00%
Subordinated notes	1,138	3.29%	1,138	3.29%	-	0.00%	1,122	3.25%	1,122	3.25%	-	0.00%
Total Interest Bearing Liabilities	58,411	2.53%	58,822	2.55%	(411)	-0.02%	14,362	0.74%	16,760	0.86%	(2,398)	-0.12%

Interest/Dividend income/yield	139,808	4.67%	136,597	4.57%	3,211	0.10%	101,149	3.87%	99,017	3.79%	2,132	0.08%
Interest Expense / yield	58,411	2.53%	58,822	2.55%	(411)	-0.02%	14,362	0.74%	16,760	0.86%	(2,398)	-0.12%
Net Interest Spread	81,397	2.14%	77,775	2.02%	3,622	0.12%	86,787	3.13%	82,257	2.93%	4,530	0.20%
Net Interest Margin		2.72%		2.60%		0.12%		3.32%		3.15%		0.17%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF NET INCOME

(in thousands of dollars, except share data)

Non-GAAP Reconciliation of Net Income	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(Unaudited)		(Unaudited)
Net income as reported	$5,543	$7,188	$22,787	$32,515
Acquisition expenses	24	2,019	208	2,511
Tax effect on acquisition expenses	(5)	(386)	(42)	(455)
Net income excluding acquisition expenses and tax effect	$5,562	$8,821	22,953	34,571

Weighted average common shares outstanding including participating securities	13,665,773	13,606,876	13,641,336	13,206,713

Basic and diluted earnings per share	$0.41	$0.65	$1.68	$2.62

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF TANGIBLE BOOK VALUE

	Actual End of Period		Regulatory End of Period
Non-GAAP Reconciliation of Tangible Book Value	Year to Date		Year to Date
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Shares Outstanding	13,664,641	13,608,422	13,664,641	13,608,422

Tangible Equity
Equity	$316,543	$298,140	$316,543	$298,140
Goodwill	86,358	86,358	86,358	86,358
Other Intangible	7,548	9,327	7,548	9,327
Comprehensive Loss Adjustment*	-	-	29,012	38,233
CECL Adjustment**	-	-	2,528	-
Tangible Equity	$222,637	$202,455	$254,177	$240,688
Shares Outstanding	13,665	13,608	13,665	13,608
Tangible Book Equity per Share	$16.29	$14.88	$18.60	$17.69

	Actual Average		Regulatory Average
	Year to Date		Year to Date
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net Income	$22,787	$32,515	$22,787	$32,515
Acquisition Costs - Tax Adjusted	166	2,066	166	2,066

Average Shares Outstanding	13,641,336	13,206,713	13,641,336	13,206,713

Average Tangible Equity
Average Equity	$305,481	$287,868	$305,481	$287,868
Average Goodwill	86,358	80,164	86,358	80,164
Average Other Intangible	8,494	4,997	8,494	4,997
Average Comprehensive Loss Adjustment*	-	-	36,443	26,393
Average CECL Adjustment**	-	-	2,528	-
Average Tangible Equity	$210,629	$202,707	$249,600	$229,100
Average Shares Outstanding	13,641	13,207	13,641	13,207
Average Tangible Book Equity per Share	$15.44	$15.35	$18.30	$17.35

Return on Average Tangible Equity	10.82%	16.04%	9.13%	14.19%
Return on Average Tangible Equity w/o Acquisition	10.90%	17.06%	9.20%	15.09%

*The Bank has adopted the Accumulated Other Comprehensive Income (AOCI) opt out election which removed AOCI from the calculation of tangible equity for regulatory purposes.

**ASU 2016-13 adopted during the first quarter of 2023; therefore, prior period's provision amount reflects the incurred loss method and the Bank has elected to spread the capital adjustment over three years. The first year permits 75% of the capital adjustment to be removed from the calculation of tangible equity for regulatory purposes.